Confidential Treatment Requested. Confidential portions of this document have been redacted and separately filed with the Commission.

***** Confidential material redacted and filed separately with the Commission.

LICENSE AGREEMENT

Effective as of September 12, 2003 ("Effective Date"), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("STANFORD"), and XTL Biopharmaceuticals Ltd., a corporation organized under the laws of Israel having a principal place of business at Kiryat Weizmann, P.O. Box 370, Rehovot, 76100 Israel ("LICENSEE"), agree as follows:

1. BACKGROUND
1.1	STANFORD has an assignment of HCV Monoclonal Antibodies Recognizing Divergent HCV Genotypes from the laboratory of *****.
1.2	STANFORD has certain technical data and information as herein defined ("Technology") pertaining to Inventions.
1.3	STANFORD desires to have the Technology and Inventions developed and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.
1.4	STANFORD and LICENSEE previously entered into an agreement dated *****, giving LICENSEE *****, which the parties agree shall be of no further force and effect upon their execution of this Agreement.
1.5
LICENSEE now desires to receive, and STANFORD desires to grant to LICENSEE, an exclusive license under said Technology, Inventions, and Licensed Patents to develop, manufacture, use, offer for sale, sell and import Licensed Products in the field of use of human therapeutic applications.

1.6	The Technology and Inventions were made in the course of research supported by *****.

2. DEFINITIONS
2.1
“Affiliate” means any corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the designated party, where “control” shall mean ownership of at least fifty percent (50%) (or such lesser percentage as may be the maximum that may be owned by foreign interests pursuant to the laws of the country of incorporation or domicile) of the voting securities of such corporation or other entity entitled to vote in the election of directors or corresponding managing authority.

2.2	“Exclusive” means that, subject to Article 4, STANFORD shall not grant further licenses in the Licensed Territory in the Licensed Field of Use.
2.3	"Licensed Antibodies" means those antibodies set forth on Schedule 2.2 hereto.

***** Confidential material redacted and filed separately with the Commission.

2.4	"Licensed Field of Use" means use of the Licensed Patents for human therapeutics other than active immunization
2.5
"Licensed Patents" means any Letters Patent issued upon STANFORD's U.S. Patent Application, ***** and/or any additional patent applications, divisions, continuations, foreign applications, counterparts or reissues of any of the foregoing.

2.6	"Licensed Products" means any product or part thereof in the Licensed Field of Use, the manufacture, use, offer for sale, sale or import of which:
(a)
Is covered by a valid claim of an issued, unexpired Licensed Patent (“Valid Claim”) directed to the Inventions. A claim of an issued, unexpired Licensed Patent shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken;

(b)	Is covered by any claim being prosecuted in a pending application directed to the Inventions; or
(c)	Incorporates any of the Technology.
2.7	"Licensed Territory" means *****.
2.8	"Net Sales" means the *****.
2.9
"Technology" means existing technical data, biological materials and information, including, but not limited to, the information contained in the patent application pertaining to the Inventions and provided to the LICENSEE whether or not it is of a confidential nature. Biological materials include *****.

3. GRANT
3.1
STANFORD hereby grants and LICENSEE hereby accepts a license under the Licensed Patents and Technology in the Licensed Field of Use to make, use, offer for sale, sell and import Licensed Products in the Licensed Territory.

3.2	Subject to Sections 3.3 and 3.4, the license rights granted hereunder, including the right to sublicense pursuant to Article 13, in the Licensed Field of Use are Exclusive in the Licensed Territory.
3.3	The license rights granted with respect to those Licensed Antibodies identified on Schedule 2.2 *****.
3.4
STANFORD shall have the right to practice the Inventions and use the Technology only for its own bona fide research, including sponsored research and collaborations. STANFORD shall have the right to publish any information included in Technology and Licensed Patents.

***** Confidential material redacted and filed separately with the Commission.

4. GOVERNMENT RIGHTS

This Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204, including an obligation that Licensed Products sold or produced in the United States be "manufactured substantially in the United States," and LICENSEE agrees to take all reasonable action necessary on its part as licensee to enable STANFORD to satisfy its obligation thereunder, relating to Inventions.

5. DILIGENCE
5.1
As an inducement to STANFORD to enter into this Agreement, LICENSEE agrees to use commercially reasonable efforts and diligence to proceed with the development, manufacture, offering for sale, and sale or lease of Licensed Products and to diligently develop markets for the Licensed Products.

5.2
LICENSEE shall provide a development plan for each Licensed Antibody by *****. In the event that LICENSEE does not provide a development plan for ***** Licensed Antibodies, the license rights granted hereunder with respect to such Licensed Antibody(ies) only shall become nonexclusive upon ***** notice from STANFORD.

5.3
If LICENSEE or its sublicensees have not made substantial progress on or completed preclinical studies that serve as a basis for LICENSEE’s development plan with respect to the Licensed Antibody *****, LICENSEE agrees that the license rights granted hereunder with respect to ***** only shall become nonexclusive upon ***** notice from STANFORD. If LICENSEE or its sublicensees have not made substantial progress on or completed preclinical studies that serve as a basis for LICENSEE’s development plan with respect to any other Licensed Antibody by *****, LICENSEE agrees that the license rights granted hereunder with respect to such Licensed Antibody only shall become nonexclusive upon ***** notice from STANFORD.

5.4
If LICENSEE or its sublicensees have not initiated *****, LICENSEE agrees that the license rights granted hereunder with respect to ***** only shall become nonexclusive upon ***** notice from STANFORD. If LICENSEE or its sublicensees have not initiated *****, LICENSEE agrees that the license rights granted hereunder with respect to such Licensed Antibody only shall become nonexclusive upon ***** notice from Stanford.

5.5
If LICENSEE or its sublicensees have not initiated *****, LICENSEE agrees that the license rights granted hereunder with respect to ***** only shall become nonexclusive upon ***** notice from STANFORD. If LICENSEE or its sublicensees have not initiated *****, LICENSEE agrees that the license rights granted hereunder with respect to such Licensed Antibody only shall become nonexclusive upon ***** notice from Stanford.

***** Confidential material redacted and filed separately with the Commission.

5.6	LICENSEE and STANFORD agree to meet *****, to discuss and agree upon further diligence milestones, including the date by which a Licensed Product will first be available for commercial sale.
5.7
If neither LICENSEE nor any of its sublicensees has sold a Licensed Product for a period of ***** after such Licensed Product is first offered for commercial sale, the license rights granted hereunder with respect to such Licensed Product shall become nonexclusive upon ***** notice from STANFORD.

5.8
Progress Report - ***** until LICENSEE markets a Licensed Product, LICENSEE shall make a written ***** report to STANFORD covering *****, regarding the progress of LICENSEE toward commercial use of Licensed Products. Such report shall include, as a minimum, information sufficient to enable STANFORD to satisfy reporting requirements of the U.S. Government and for STANFORD to ascertain progress by LICENSEE toward meeting the diligence requirements of this Article 5.

6. ROYALTIES
6.1
LICENSEE agrees to pay to STANFORD ***** as reimbursement for patent prosecution expenses incurred by STANFORD prior to the Effective Date, such payment to be made to STANFORD within ***** of the Effective Date.

6.2
Upon the first anniversary of the Effective Date, and each anniversary thereafter, LICENSEE shall pay to STANFORD a yearly royalty of *****. Said yearly royalty payments are nonrefundable, but they are creditable against earned royalties to the extent provided in Section 6.6.

6.3
In addition, LICENSEE shall pay STANFORD earned royalties on Net Sales of ***** in countries where the Licensed Product is the subject of a Valid Claim. For any period in which the Licensed Product is not the subject of a Valid Claim in a country, the royalty rate shall be reduced to ***** in such country for that period.

6.4
Notwithstanding Section 6.3, if a Licensed Product is part of a combination product in which the Licensed Product is combined with other material which contributes in some material respect to the functioning or efficacy of the product as a whole, then the earned royalties shall be calculated as follows: *****.

6.5
Notwithstanding Sections 6.3 and 6.4, earned royalty rates payable to STANFORD shall be reduced by ***** with respect to any Licensed Product for which LICENSEE’s license rights hereunder have become nonexclusive pursuant to Article 5.

***** Confidential material redacted and filed separately with the Commission.

6.6
Creditable payments under this Agreement shall be an offset to LICENSEE against up to ***** of each earned royalty payment which LICENSEE would be required to pay pursuant to Section 6.3 until the entire credit is exhausted.

6.7	LICENSEE shall also pay STANFORD the following one-time milestone payments:
(a)	*****; and
(b)	*****.
6.8
If this Agreement is not terminated in accordance with other provisions hereof, LICENSEE shall be obligated to pay royalties hereunder for *****. LICENSEE shall be obligated to pay royalties on all Licensed Products that are either sold or produced under the licenses granted in Article 3, *****.

6.9
The royalty on sales in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each *****. Royalty payments to STANFORD shall be in U.S. Dollars. *****.

6.10
Within ***** after receipt of a statement from STANFORD, LICENSEE shall reimburse STANFORD for all costs incurred by Stanford in connection with the preparation, filing and prosecution of all Licensed Patents after the Effective Date.

7. ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING
7.1
Beginning with the first sale of a Licensed Product, LICENSEE shall make written reports (even if there are no sales) and earned royalty payments to STANFORD within ***** after the end of each *****. This report shall be in the form of the report of Appendix B and shall state *****. Concurrent with the making of each such report, LICENSEE shall include payment due STANFORD of royalties for *****.

7.2
LICENSEE also agrees to make a written report to STANFORD within ***** after the expiration of the license pursuant to Section 14.1. LICENSEE shall continue to make reports pursuant to the provisions of this Section 7.2 concerning royalties payable in accordance with Article 6 in connection with the sale of Licensed Products after expiration of the license, until such time as all such Licensed Products produced under the license have been sold or destroyed. Concurrent with the submittal of each post-termination report, LICENSEE shall pay STANFORD all applicable royalties.

***** Confidential material redacted and filed separately with the Commission.

7.3
LICENSEE agrees to keep and maintain records for a period of ***** showing the manufacture, offer for sale, sale, use, and other disposition of products sold or otherwise disposed of under the license herein granted. Such records will include general ledger records showing cash receipts and expenses, and records which include production records, customers, serial numbers, and related information in sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined. LICENSEE further agrees to permit its books and records to be examined by STANFORD from time to time to the extent necessary to verify reports provided for in Section 7.1 and 7.2, but Stanford shall not conduct more than *****. Such examination is to be made by STANFORD or its designee, at the expense of STANFORD, except in the event that the results of the audit reveal an underreporting of royalties due STANFORD of ***** or more, then the audit costs shall be paid by LICENSEE.

8. WARRANTIES; NEGATION OF WARRANTIES
8.1	STANFORD represents and warrants that it has not granted rights or licenses to the Inventions that are inconsistent with those granted to LICENSEE hereunder.
8.2	Nothing in this Agreement is or shall be construed as:
(a)	A warranty or representation by STANFORD as to the validity or scope of any Licensed Patents;
(b)
A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

(c)	An obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Article 12;
(d)
Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of STANFORD or other persons other than Licensed Patents, regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patents; or

(e)	An obligation to furnish any technology or technological information other than the Technology.
8.3
Except as expressly set forth in this Agreement, STANFORD MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

***** Confidential material redacted and filed separately with the Commission.

8.4	LICENSEE agrees that nothing in this Agreement grants LICENSEE any express or implied license or right under or to *****.

9. INDEMNITY
9.1
LICENSEE agrees to indemnify, hold harmless, and defend STANFORD, Stanford Health Services and Stanford Hospitals and Clinics and their respective trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of Inventions, Licensed Patents, Licensed Products, or Technology by LICENSEE or sublicensees, or their customers.

9.2
Except for damages arising out of, or related to, STANFORD’s breach of Section 3.4, STANFORD shall not be liable for any indirect, special, consequential or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise. STANFORD shall not have any responsibilities or liabilities whatsoever with respect to Licensed Products.

9.3
LICENSEE shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

9.4
In addition to the foregoing, LICENSEE shall maintain, or cause its sublicensees to maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carriers to cover the activities of LICENSEE and its sublicensees. Upon initiation of ***** and shall include as additional insureds STANFORD, Stanford Health Services, Stanford Hospitals and Clinics, and their trustees, directors, officers, employees, students, and agents who have been involved directly or indirectly with the Technology, the Inventions or the Licensed Products.  Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and should be placed with carriers with ratings of at least A- as rated by A.M. Best. Within ***** of the Effective Date of this Agreement, LICENSEE shall furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements and requiring ***** prior written notice of cancellation or material change to STANFORD. LICENSEE shall advise STANFORD, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All such insurance of LICENSEE shall be primary coverage; insurance of STANFORD, Stanford Health Services, and Stanford Hospitals and Clinics shall be excess and noncontributory.

***** Confidential material redacted and filed separately with the Commission.

10. MARKING

Prior to the issuance of patents on the Inventions, LICENSEE agrees to mark Licensed Products (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words "Patent Pending," and following the issuance of one or more patents, with the numbers of the Licensed Patents.

11. STANFORD NAMES AND MARKS

LICENSEE agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD, Stanford Hospitals and Clinics or Stanford Health Services, or that is associated with any of them, without STANFORD's prior written consent, it being understood that this limitation shall not apply to any disclosure LICENSEE is required to make pursuant to applicable law or regulations. Any use of STANFORD's name shall be limited to statements of fact and shall not imply endorsement of LICENSEE's products or services.

12. PROSECUTION OF PATENTS; INFRINGEMENT BY OTHERS: PROTECTION OF PATENTS
12.1
Following the Effective Date, LICENSEE will be responsible for preparing, filing and prosecuting the Licensed Patents for STANFORD’s benefit in the Licensed Territory and for maintaining all Licensed Patents. LICENSEE will notify STANFORD before taking any substantive actions in prosecuting the claims, and STANFORD will have final approval on how to proceed with any such actions, which approval shall not be unreasonably withheld or delayed. To aid LICENSEE in this process, STANFORD will provide information, execute and deliver documents and do other acts as LICENSEE shall reasonably request from time to time. LICENSEE will reimburse STANFORD for STANFORD’s reasonable costs incurred in complying with such requests.

12.2
Each of the parties shall promptly inform the other of any suspected infringement of any Licensed Patents by a third party. During the period of this Agreement in which LICENSEE has Exclusive rights in the Licensed Field of Use, STANFORD and LICENSEE each shall have the right to institute an action for infringement of the Licensed Patents against such third party in accordance with the following:

***** Confidential material redacted and filed separately with the Commission.

(a)
If STANFORD and LICENSEE agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and any recovery or settlement shall be shared equally. LICENSEE and STANFORD shall agree to the manner in which they shall exercise control over such action. STANFORD may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by STANFORD;

(b)
In the absence of LICENSEE's agreement to institute a suit jointly, STANFORD may institute suit, and, at its option, join LICENSEE as a plaintiff. If STANFORD decides to institute suit, then it shall promptly notify LICENSEE in writing. LICENSEE's failure to notify STANFORD in writing, within ***** after the date of the notice, that it will join in enforcing the patent pursuant to the provisions hereof, shall be and be deemed conclusively to be LICENSEE's assignment to STANFORD of all rights, causes of action, and damages resulting from any such alleged infringement. STANFORD shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement; and

(c)
In the absence of agreement to institute a suit jointly and if STANFORD decides not to join in or institute a suit, as provided in (a) or (b) above, LICENSEE may institute suit. LICENSEE shall bear the entire cost of such litigation, including out-of-pocket expenses incurred by STANFORD. Any recovery in excess of litigation costs will be shared with STANFORD as follows:

1.	Any payment for past sales will be deemed to be Net Sales and LICENSEE will pay STANFORD royalties thereon at the rates specified in Section 6.3 and;

***** Confidential material redacted and filed separately with the Commission.

2.	Any payment which covers future sales will be deemed a sublicense and royalties will be shared as specified in Article 13.
LICENSEE and STANFORD agree to negotiate in good faith an appropriate compensation to STANFORD for any non-cash settlement or non-cash cross-license. STANFORD will not share in the portion of the recovery, if any, that is payment for “willful infringement.”
12.3
Should either STANFORD or LICENSEE commence a suit under the provisions of Section 12.2 and thereafter elect to abandon the same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between STANFORD and LICENSEE.

13. SUBLICENSES
13.1	LICENSEE may grant sublicenses to make, have made, use, offer for sale, sell, have sold or offered for sale, and import Licensed Products in the Licensed Territory.
13.2
If LICENSEE is unable or unwilling to serve or develop a potential market or market territory for which there is a willing sublicensee, LICENSEE will, at STANFORD’s request, negotiate in good faith a sublicense for such market or potential market hereunder.

13.3	Any sublicenses granted by LICENSEE under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except that:
(a)
Any sublicensee that is not an Affiliate of LICENSEE may not grant further sublicenses without STANFORD’s prior written consent, which shall not be unreasonably withheld or delayed, except that such consent shall not be required with respect to sublicenses to a sublicensee’s Affiliates or sublicensess solely to exercise the sublicensee’s rights to have Licensed Products made or have Licensed Products sold or offered for sale; and

(b)	The earned royalty rate specified in the sublicenses may be at higher rates than the rates in this Agreement (in which event any excess shall be retained by LICENSEE).
13.4
Any such sublicenses also shall expressly include provisions substantially similar to Articles 7, 8 and 9 for the benefit of STANFORD. In addition, any such sublicenses shall survive and provide for the transfer of all obligations, including the payment of royalties specified in such sublicenses, to STANFORD or its designee, in the event that this Agreement is terminated.

***** Confidential material redacted and filed separately with the Commission.

13.5	LICENSEE agrees to provide STANFORD a copy of any sublicense granted pursuant to this Article 13.
13.6
LICENSEE shall pay to STANFORD ***** of all sublicensing income, except earned royalties on sublicensees' Net Sales, which LICENSEE acknowledges are subject to Section 6.3, and any milestone payment received by LICENSEE upon ***** which LICENSEE pays STANFORD the milestone payment set forth in Section 6.7(a) above.

13.7	LICENSEE may grant royalty-free or non-cash sublicenses or cross-licenses provided LICENSEE pays all royalties due STANFORD from sublicensees' Net Sales.

14. TERM; TERMINATION
14.1
Unless terminated earlier pursuant to this Article 14, this Agreement shall terminate upon the later of the expiration of the last to expire Licensed Patent or payment by LICENSEE of the last royalty payment due hereunder.

14.2
LICENSEE may terminate this Agreement or the license rights with respect to any Licensed Antibody by giving STANFORD notice in writing at least ***** in advance of the effective date of termination selected by LICENSEE.

14.2	STANFORD may terminate this Agreement if LICENSEE:
(a)	Is in default in payment of royalty or providing of reports;
(b)	Is in material breach of any provision hereof; or
(c)	Provides any materially false report;
and LICENSEE fails to remedy any such default, breach, or false report within ***** after written notice thereof by STANFORD.
14.3	Surviving any termination or expiration are:
(a) LICENSEE's obligation to pay royalties accrued or accruable;
(b) Any cause of action or claim of LICENSEE or STANFORD, accrued or to accrue, because of any breach or default by the other party; and
(c) The provisions of Articles 7, 8, and 9 and any other provisions that by their nature are intended to survive.

15. DISPOSITION OF LICENSED PRODUCT ON HAND UPON TERMINATION

Upon termination of this Agreement LICENSEE is entitled to dispose of all previously made or partially made Licensed Product, but no more, within a period of ***** provided that the sale of Licensed Product is subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

***** Confidential material redacted and filed separately with the Commission.

16. ASSIGNMENT
This Agreement may not be assigned, except that LICENSEE may assign this Agreement as part of a sale, regardless of whether such a sale occurs through an asset sale, stock sale, merger or other combination, or any other transfer of (a) LICENSEE’s entire business, or (b) that part of LICENSEE’s business that exercises all rights granted under this Agreement. Prior to any assignment, the new assignee must agree in writing to STANFORD to be bound by this Agreement. Any other attempt to assign this Agreement is null and void. Upon a permitted assignment of this Agreement by LICENSEE, LICENSEE will be released of liability under this Agreement and the term “LICENSEE” in this Agreement will mean the assignee.

17. ARBITRATION
17.1
Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association.

17.2
Upon request by either party, arbitration will be by a third party arbitrator mutually agreed upon in writing by LICENSEE and STANFORD within ***** of such arbitration request. Judgment upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

17.3
The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court. The Arbitrator may limit the scope, time and/or issues involved in discovery.

17.4	Any arbitration shall be held at Stanford, California, unless the parties hereto mutually agree in writing to another place.

18. NOTICES

All notices under this Agreement shall be deemed to have been fully given when done in writing and hand-delivered or sent by registered mail, postage prepaid and return-receipt requested, or by express international courier, and addressed as follows:

***** Confidential material redacted and filed separately with the Commission.

To STANFORD:	Office of Technology Licensing Stanford University 1705 El Camino Real Palo Alto, CA 94306-1106 Attention: Director

To LICENSEE:	XTL Biopharmaceuticals Ltd. Kiryat Weizmann P.O. Box 370 Rehovot, 76100 Israel Attention: President and CEO

With a Copy to:
Heller Ehrman White & McAuliffe LLP 4350 La Jolla Village Drive San Diego, California 92122 Attention: *****

Either party may change its address upon written notice to the other party.

19. WAIVER
None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

20. APPLICABLE LAW

This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated, executed and performed wholly within California, without regard to principles of conflicts of laws.

21. MODIFICATIONS
No amendment or modification of this Agreement is valid or binding on the parties unless made in writing and signed on behalf of each party.

***** Confidential material redacted and filed separately with the Commission.

22. ENTIRE UNDERSTANDING

This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, whether oral or written, between the parties relating to the subject matter hereof.

23. SEVERABILITY

In case any of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

24. FORCE MAJEURE

Neither party shall be responsible for delay or failure in performance caused by any government act, law, regulation, order or decree, by communication line or power failures beyond its control, or by fire, flood or other natural disasters or by other causes beyond its reasonable control, nor shall any such delay or failure be considered to be a breach of this Agreement; provided that the delayed party gives the other party prompt written notice thereof and uses commercially reasonable efforts to resume performance.

25. RELATIONSHIP BETWEEN THE PARTIES

None of the provisions of this Agreement are intended to create any form of association, partnership or joint venture between the parties, rights in third parties or rights that are enforceable by any third party. Neither party will have the power to bind the other party or incur obligations on the other party's behalf without the other party's prior written consent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND
STANFORD JUNIOR UNIVERSITY

Signature_______________________________
Name__________________________________
Title___________________________________
Date___________________________________

XTL BIOPHARMACEUTICALS LTD.

Signature_______________________________
Name__________________________________
Title___________________________________
Date___________________________________

***** Confidential material redacted and filed separately with the Commission.

APPENDIX A
LICENSED PATENTS AS OF AUGUST 1, 2003

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Note that confidential treatment has been requested and one (1) page of material from this Appendix A has been omitted and filed separately with the Commission.

***** Confidential material redacted and filed separately with the Commission.

APPENDIX B

FORM OF ROYALTY REPORT

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*****: *****

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Note that confidential treatment has been requested and one (1) page of material from this Appendix B has been omitted and filed separately with the Commission.

***** Confidential material redacted and filed separately with the Commission.

SCHEDULE 2.2

LICENSED ANTIBODIES

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Note that confidential treatment has been requested and one (1) page of material from this Schedule 2.2 has been omitted and filed separately with the Commission.